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MEDIA ARTS GROUP, INC.
CONSULTING AGREEMENT


This Consulting Agreement, including the attached Exhibits ("Agreements") is made and entered into effective the 1st day of April, 2000, by and between MEDIA ARTS GROUP, INC.("MAGI"), a Delaware corporation, and Mike Kiley ("Consultant"). MAGI desires to retain Consultant as an independent contractor to perform consulting services for MAGI as set forth below, and Consultant is willing to perform such services, on terms set forth more fully below. In consideration of the mutual promises contained herein, the parties agree as follows:

1. SERVICES AND COMPENSATION

a. Consultant agrees to perform for MAGI the services described in the attached EXHIBIT A ("Services").

b. MAGI agrees to pay Consultant the compensation set forth in the attached EXHIBIT B for the performance of the Services.

2. CONFIDENTIALITY

a. "Confidential Information" means any MAGI proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, supplier lists, customers, customer lists, markets, software, developments, Developments, processes, formulas, technology, designs, drawings, engineering, marketing, finances or other business information disclosed by MAGI either directly or indirectly in writing, orally, electronically, or by drawings or inspection of parts or equipment.

b. Consultant will not, during or subsequent to the term of this Agreement, use Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of MAGI or disclose Confidential Information to any third party. Consultant agrees that Confidential Information shall remain the sole property of MAGI.
Consultant agrees to take all reasonable precautions to prevent unauthorized disclosure of Confidential Information. Notwithstanding the above, Consultant's obligation under this Section 2(b) relating to Confidential Information shall not apply to information which

i. is known to Consultant at the time of disclosure to Consultant by MAGI as evidenced by written records of Consultant;
ii. has become publicly known and made generally available through no wrongful act of Consultant, or
iii. has been rightfully received by Consultant from a third party authorized to make such a disclosure.

c. Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer or any other person or entity with which Consultant has an agreement or a duty to keep in confidence information acquired by Consultant in confidence and that Consultant will not bring onto the premises of MAGI any unpublished


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document or proprietary information belonging to such an employer, person, or entity unless consented to in writing by such employer, person, or entity. Consultant will indemnify MAGI and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys' fees and costs of suit, arising out of or in connection with any violation or claimed violation of a third party's rights resulting in whole or in part from MAGI's use of the work product of Consultant under this Agreement.

d. Consultant recognizes that MAGI has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on MAGI's part to maintain the confidentiality of such information and use it only for certain limited purposes. Consultant agrees that Consultant owes MAGI and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for MAGI consistent with MAGI's agreement with such third party.

e. Upon the termination of this Agreement, or upon MAGI's earlier request, Consultant will deliver to MAGI all of MAGI's property relating to, and all tangible and electronic embodiments of, Confidential
Information in Consultant's possession or control.

f. Consultant represents and warrants that each employee of Consultant, and each independent contractor of Consultant, if any, has executed an agreement with Consultant containing provisions in MAGI's favor substantially similar to this Section 2.

3. OWNERSHIP

a. Consultant agrees that all copyrightable material, notes, records, drawings, designs, developments, improvements, developments, discoveries and trade secrets (collectively, "Developments") conceived, made or discovered by Consultant in performing the Services, solely or in collaboration with others, during the term of this Agreement relating to the business of MAGI shall be the sole property of MAGI. In addition, to the extent allowed by law, any Developments which constitute copyrightable subject matter shall be considered "works made for hire" as
that term is defined in the United States Copyright Act.   Consultant
further agrees to assign (or cause to be assigned) and does hereby assign fully to MAGI all such Developments and any copyrights, patents, mask work rights, or other intellectual property rights relating thereto.

b. Upon the termination of this Agreement, or upon MAGI's earlier request, Consultant will deliver to MAGI all of MAGI's property relating to, and all embodiments of, Developments in Consultant's possession and control.

c. Consultant agrees to assist MAGI, or its authorized representative, at MAGI's expense, to obtain and from time to time enforce and defend MAGI's rights in the Developments and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, and to execute all documents reasonably necessary for MAGI to do so.


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d. MAGI agrees that if in the course of performing the Services,
Consultant incorporates into any Development developed hereunder any invention, improvement, development, concept, discovery or other proprietary information owned by Consultant or in which Consultant has an interest ("Item"), MAGI is hereby granted and shall have a nonexclusive, royalty-free, perpetual, irrevocable worldwide license to make, have made, modify, reproduce, display, use and sell such Item as part of or in connection with such Invention.

e. Consultant agrees that if MAGI is unable because of Consultant's unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant's signature to apply for or to pursue any application for any United States or foreign patents or mask work or copyright registrations covering the Developments assigned to MAGI above, then Consultant hereby irrevocably designates and appoints MAGI and its duly authorized officers and agents as Consultant's agent and attorney-in-fact, to act for and in Consultant's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright and mask work registrations thereon with the same legal force and effect as if executed by Consultant.

f. Consultant represents and warrants that each employee of Consultant, and each independent contractor of Consultant, if any, has executed an agreement with Consultant containing provisions in MAGI's favor substantially similar to this Section 3.

g. Notwithstanding any other provision of this Section 3, the provisions of this Section 3 shall not apply to any Invention that qualifies in all respects under Section 2870 of the California Labor Code, which provides:

  a. Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities or trade secret information, except for those Developments that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual demonstrably anticipated research or development of the employer. (2) Result from any work performed by the employee for the employer.
  b. To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

Consultant shall advise MAGI promptly and in writing of any of his or her previous or future works or Developments which he believes qualify under the California Labor Code Section 2870. MAGI agrees to receive such information in confidence.

4. CONFLICTING OBLIGATIONS

a. Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, or that would preclude Consultant from complying with the

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provisions hereof, and further certifies that Consultant will not enter into any such conflicting agreement during the term of this Agreement.

b. Consultant represents and warrants that each employee of Consultant, and each independent contractor of Consultant, if any, has executed an agreement with Consultant containing provisions in MAGI's favor substantially similar to this Agreement.

5. TERM AND TERMINATION

a. This Agreement will commence on the date first written above and will continue for twelve (12) months or until termination as provided below.

b. MAGI may terminate this Agreement upon giving sixty (60) days prior written notice thereof to Consultant. Any such notice shall be addressed to Consultant at the address shown below or such address as Consultant may notify MAGI of and shall be deemed given upon delivery if personally delivered, or forty-eight (48) hours after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. MAGI may terminate this Agreement immediately and without prior notice if Consultant refuses or is unable to perform the Services, or is in breach of any material provision of this Agreement. Upon such termination all rights and duties of the parties shall cease except: (i) that MAGI shall be obligated to pay, within thirty (30) days of the effective date of termination, all amounts owing to Consultant for unpaid services and related expenses, if any, in accordance with the provisions of Section 1 (Services and Compensation) hereof; and (ii) Sections 2 (Confidentiality), 3 (Ownership), 7 (Independent Contractors) hereof shall survive termination of this Agreement.

6. ASSIGNMENT Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of MAGI.

7. INDEPENDENT CONTRACTORS Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of MAGI, but Consultant shall perform the Services hereunder as an independent contractor. Consultant acknowledges and agrees that he is not authorized to enter into legally binding obligations or agreements on behalf of MAGI. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement, and Consultant agrees to indemnify MAGI and hold it harmless to the extent of any obligation imposed on MAGI (i) to pay withholding taxes or similar items or (ii) resulting from Consultant's being determined not to be an independent contractor.

8. ARBITRATION, EQUITABLE RELIEF AND ATTORNEYS FEES

a. Except as provided in Section 8(b) below, MAGI and Consultant agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in San Jose, California, by the American Arbitration Association and in accordance to the then current rules thereof. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator

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shall be final and may be enforced in any court of competent jurisdiction. In the event that any legal action or arbitration is brought by any party hereunder, the prevailing party shall be entitled to recover from the other party all reasonable costs, expenses and attorneys fees incurred therein.

b. Consultant agrees that it would be impossible or inadequate to measure and calculate MAGI's damages from any breach of the covenants set forth in Sections 2 or 3 herein. Accordingly, Consultant agrees that if Consultant breaches Section 2 or 3, MAGI has, in addition to any other right or remedy available, the right to obtain from any court of competent jurisdiction an order restraining such breach or threatened breach and specific performance of any such provision. Consultant further agrees to the extent provided by law that no bond or other security shall be required in obtaining such equitable relief and Consultant hereby consents to the issuance of such injunction and the ordering of such specific performance.

9. GOVERNING LAW This Agreement shall be governed by, and construed and interpreted under, the laws of the State of California without reference to conflict of laws principles.

10. ENTIRE AGREEMENT This Agreement and the Exhibits hereto form the entire agreement of the parties and supersedes any prior agreements between them with respect to the subject matter hereof.

11. WAIVER Waiver of any term or provision of this Agreement or forbearance to enforce any term or provision by either party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Agreement.

12. MODIFICATION No modification to this Agreement, nor any waiver of any rights, shall be effective unless assented to in writing by the party to be charged.

13. COUNTERPARTS This Agreement may be executed in counterpart, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

14. INTERPRETATION Consultant and MAGI agree that this Agreement was the product of negotiation, with each party having the opportunity to propose modification of terms. Accordingly, any ambiguity in this Agreement shall not be construed for or against any party based upon who prepared such terms; the parties hereby expressly waive California Civil Code
Section 1654 with respect thereto.

15. SEVERABILITY Should any provision of this Agreement be found to be void or unenforceable, the remainder of this Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the undersigned are duly authorized to execute this
Agreement on behalf of Consultant and MAGI as of the day and year written above.

CONSULTANT:                               MEDIA ARTS GROUP INC.
                                          521 Charcot Ave.
                                          San Jose, CA  95131
By: /s/ Mike Kiley                        By: /s/ Craig Fleming
    -------------------------                 ----------------------------
Mike Kiley                                Print Name: Craig Fleming
Address: 6415 Bevil Court                      Title: President & CEO
San Jose, CA 95123


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EXHIBIT A


Services to be performed by Consultant:

16. Assist Thomas Kinkade on Company matters as requested by Company CEO;

17. Advise Company on issues relating to Company's presence in the Christian Market, including, but not limited to advice pertaining to opening potential markets for Company branded products;

18. Perform other functions as directed by the Company CEO.


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EXHIBIT B


Compensation of Consultant:

19. Base Rate of Pay: $6,000.00 per month, with payment to be made on the first day of the month. The Company shall receive up to 5 hours per week in exchange for this Base Rate of Pay.

20. Hourly Rate: For services in excess of 5 hours per week, and as requested by the Company CEO, Consultant shall be paid the rate of $300.00 per hour.